Exhibit 1


                       TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:

Corporate Backed Trust Certificates, Kraft Foods Note-Backed Series 2003-11
*CUSIP:   21988G171       Class     A-1
          21988GCR5       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 1, 2003.

INTEREST ACCOUNT
----------------

Balance as of July 24, 2003............................                 $0.00
         Scheduled Income received on securities.......           $975,000.00
         Unscheduled Income received on securities.....                 $0.00

LESS:
         Distribution to Class A-1 Holders.............          -$474,895.83
         Distribution to Class A-2 Holders.............           -$50,520.83
         Distribution to Depositor.....................          -$449,583.33
         Distribution to Trustee.......................                -$0.01
Balance as of November 1, 2003.........................                 $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of July 24, 2003............................                 $0.00
         Scheduled Principal received on securities....                 $0.00

LESS:
         Distribution to Holders.......................                -$0.00
Balance as of November 1, 2003.........................                 $0.00


               UNDERLYING SECURITIES HELD AS OF November 1, 2003

             Principal
               Amount                          Title of Security
             ---------                         -----------------

            $30,000,000      Kraft Foods Inc. 6 1/2% Notes due November 1, 2031
                             *CUSIP:   50075NAC8

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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